Exhibit 99.1

For immediate release
Johnson & Johnson MedTech Acquires Laminar, Inc.
Innovative investigational device designed for Left Atrial Appendage Elimination (LAAX) to reduce the risk of stroke in patients with non-valvular atrial fibrillation
Strengthens position in high-growth MedTech segments
NEW BRUNSWICK, N.J. – November 30, 2023 – Johnson & Johnson MedTech1 today announced the completion of the acquisition2 of Laminar, Inc., a privately-held medical device company focused on eliminating the left atrial appendage (LAA) in patients with non-valvular atrial fibrillation (AFib). Johnson & Johnson MedTech acquired Laminar for an upfront payment of $400 million, subject to customary adjustments, with additional potential clinical and regulatory milestone payments in 2024 and beyond. Laminar joins Johnson & Johnson MedTech as part of Biosense Webster, Inc. – a global leader in cardiac arrhythmia treatment.
Today, approximately 38 million patients around the world are living with AFib, which causes them to be more than five times as likely to have a stroke3. The LAA is a small pouch in the left atrium of the heart and can be a source of clots that can enter the blood stream, potentially causing a stroke. The LAA is a major contributor to thromboembolic stroke in patients with non-valvular atrial fibrillation.

Unlike current commercial catheter-based procedure devices that use plugs to occlude the LAA, Laminar's novel approach uses rotational motion to eliminate the LAA. Laminar recently received FDA approval for the U.S. pivotal study, which will begin enrollment in early 2024.

LAA closure is an FDA-approved therapy for reducing the risk of thromboembolism in atrial fibrillation patients who are recommended for chronic oral anticoagulation therapy but have an appropriate rationale to seek a non-pharmacologic alternative to chronic oral anticoagulants4. This is particularly important for the nearly 40% of AFib patients who cannot tolerate long-term blood thinners5,6.
“For the millions of people living with AFib, stroke risk is a major concern. The team at Laminar is driven by our vision to develop and deliver an innovative solution to help patients live without the fear of stroke, or the need for long-term use of blood thinners,” said Randy Lashinski, President & CEO, Laminar. “We are looking forward to advancing this vision as part of Johnson & Johnson MedTech.”
“We are excited to welcome Laminar to Johnson & Johnson MedTech,” said Jasmina Brooks, President, Biosense Webster. “Laminar’s innovative approach will provide Biosense Webster the
1 Comprising the surgery, orthopaedics, vision and interventional solutions businesses within Johnson & Johnson’s MedTech segment.
2 The acquisition was made jointly by Johnson & Johnson and Ethicon, Inc.
3 Holmes, DR. et al. Seminars in Neurology, 2010; 30:528-536.
4 Wolfe Research, company reports, Society for Cardiovascular Angiography Intervention (SCAI), Europace, JAAC, and ScienceDirect
5 Marzecet al. JACC 2017: 69(20): 2478484
6 Baker, C.L., Dhamane, A.D., Mardekian, J. et al. Comparison of Drug Switching and Discontinuation Rates in Patients with Nonvalvular Atrial Fibrillation Treated with Direct Oral Anticoagulants in the United States. Adv Ther 36, 162–174 (2019). https://doi.org/10.1007/s12325-018-0840-8

Exhibit 99.1

opportunity to expand our portfolio in this high growth market, complement our electrophysiology and Intracardiac Echo strengths, and deepen our presence with interventional cardiologists and electrophysiologists. Fueled by the global scale and commercial and clinical strength of Biosense Webster, we are excited to explore the possibilities ahead to reach even more patients with critical unmet need.”
As a result of the acquisition of Laminar, Inc., Johnson & Johnson will be adjusting its expected Adjusted EPS for fiscal year 2023. The asset acquisition will require an in-process research and development charge which will reduce operational and reported Adjusted EPS by approximately $0.17 from guidance previously issued. The new expected operational and reported Adjusted EPS ranges for 2023 are now $9.85 to $9.91 and $9.90 to $9.96, respectively. Additionally, the asset acquisition is expected to have an approximate negative $0.15 EPS impact in fiscal year 2024.
About Johnson & Johnson MedTech
At Johnson & Johnson MedTech, we unleash diverse healthcare expertise, purposeful technology, and a passion for people to transform the future of medical intervention and empower everyone to live their best life possible. For more than a century, we have driven breakthrough scientific innovation to address unmet needs and reimagine health. In surgery, orthopaedics, vision, and interventional solutions, we continue to help save lives and create a future where healthcare solutions are smarter, less invasive, and more personalized. For more information, visit https://thenext.jnjmedtech.com/.

About Biosense Webster
Biosense Webster is the global leader in the science and technology behind the diagnosis and treatment of cardiac arrhythmias. Part of Johnson & Johnson MedTech, the specialized medical-technology company is headquartered in Irvine, California, and works across the world to advance the tools and solutions that help electrophysiologists identify, treat, and deliver care. Learn more at www.biosensewebster.com and connect on LinkedIn and Twitter.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the acquisition of Laminar, Inc. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the MedTech entities and/or Johnson & Johnson. Risks and uncertainties include, but are not limited to: the potential that the expected benefits and opportunities of the acquisition may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care services and products; and trends toward health care cost containment. In

Exhibit 99.1

addition, there will be risks and uncertainties related to the ability of the Johnson & Johnson family of companies to successfully integrate the products and employees/operations and clinical work of Laminar, Inc., as well as the ability to ensure continued performance or market growth of Laminar, Inc.’s products. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q, and other filings by Johnson & Johnson with the SEC. Copies of these filings are available online at www.sec.gov, at www.jnj.com or on request from Johnson & Johnson. Neither Johnson & Johnson nor any of the Johnson & Johnson MedTech entities undertakes to update any forward-looking statement as a result of new information or future events or developments, except as required by law.
Non-GAAP Financial Measures
This press release includes Adjusted EPS, which represents a non-GAAP financial measure. The Company believes that providing this non-GAAP financial measure enhances the Company’s and investors’ understanding of our financial performance. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The most directly comparable GAAP measure to Adjusted EPS is earnings per share, or EPS. The Company is not providing a reconciliation of Adjusted EPS to EPS, however, because Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis as the Company is unable to predict with reasonable certainty the ultimate outcome of adjusted items, such as legal proceedings, unusual gains and losses, acquisition-related expenses, and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.
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